UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2017

NBT BANCORP INC.
(Exact name of registrant as specified in its charter)

Delaware	0-14703	16-1268674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 South Broad Street, Norwich, New York	13815
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (607) 337-2265

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2017, NBT Bancorp Inc. (the “Company”) entered into amendments to existing employment agreements with John H. Watt, Jr., President and Chief Executive Officer, Timothy L. Brenner, Executive Vice President & President of Wealth Management and F. Sheldon Prentice, Executive Vice President, General Counsel & Corporate Secretary (collectively, the “NEOs”).

Pursuant to the amendments, the term of employment for each NEO will end on January 1, 2018, with automatic renewal for additional successive one-year terms unless either party provides timely notice of non-renewal and the severance entitlement upon a termination without cause or a resignation for good reason (other than following a change in control of the Company) for each NEO was reduced to a lump sum payment equal to the base salary the NEO would have received during the remaining unexpired term with a minimum payment of six months’ base salary. The amendments also provide that, if the Company delivers notice resulting in termination within twenty-four months following a change of control, the NEOs will receive their change in control severance benefits.

The foregoing description of the employment agreement amendments are not complete and are qualified in their entirety by reference to the full text of the form of amendment, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Amendment to Employment Agreements, dated September 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

NBT BANCORP INC.

Date: September 29, 2017	By:	/s/ F. Sheldon Prentice
F. Sheldon Prentice
Executive Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Amendment to Employment Agreements, dated September 27, 2017